EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

AS OF DECEMBER 31, 2003

SUBSIDIARIES OF DOUBLECLICK INC.

DoubleClick Holding Corp. (Delaware)
DoubleClick Real Property LLC (Delaware)
DoubleClick International Internet Advertising Limited (Ireland)
DoubleClick International Asia Holding NV (Netherlands Antilles)
Protagona Limited (United Kingdom)

WHOLLY-OWNED SUBSIDIARIES OF DOUBLECLICK INTERNATIONAL INTERNET ADVERTISING LIMITED (IRELAND)

DoubleClick International TechSolutions Limited (Ireland)
DoubleClick Deutschland GmbH (Germany)
DoubleClick France SAS (France)
DoubleClick Espana SL (Spain)
DoubleClick Europe Limited (United Kingdom)
DoubleClick Media Europe Limited (British Virgin Islands)
Abacus Direct Europe B.V. (Netherlands)

INDIRECT WHOLLY-OWNED SUBSIDIARY OF DOUBLECLICK INC. (DELAWARE)

DoubleClick Email Canada Inc. (Canada)

WHOLLY-OWNED SUBSIDIARIES OF PROTAGONA LIMITED

DoubleClick Campaign Management Worldwide Limited (United Kingdom)

WHOLLY-OWNED SUBSIDIARIES OF ABACUS DIRECT EUROPE B.V.

Abacus Direct (UK) Limited (United Kingdom)
Abacus KK (Japan)
Abacus Ireland Limited (Ireland)

WHOLLY-OWNED SUBSIDIARY OF DOUBLECLICK DEUTSCHLAND GMBH (GERMANY)

Abacus Holdings GmbH (Germany)

WHOLLY-OWNED SUBSIDIARY OF DOUBLECLICK HOLDING CORP. (DELAWARE)

Bambino Finance Corp. (Delaware)

WHOLLY-OWNED SUBSIDIARY OF DOUBLECLICK INTERNATIONAL ASIA HOLDING NV (NETHERLAND ANTILLES)

DoubleClick International Asia BV (Netherlands)

WHOLLY-OWNED SUBSIDIARIES OF DOUBLECLICK INTERNATIONAL ASIA BV (NETHERLANDS)

DoubleClick TechSolutions (Beijing) Co. Limited (China)
DoubleClick Asia Limited (Hong Kong)
DoubleClick Australia Pty. Limited (Australia)

Note: Jurisdiction of incorporation noted in parentheses.